As filed with the Securities and Exchange Commission on December 23, 2015

Registration No. 333-93243

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

To

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	4941	23-1702594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

762 W. Lancaster Avenue

Bryn Mawr, Pennsylvania 19010-3489

(610) 527-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher P. Luning

Senior Vice President, General Counsel and Corporate Secretary

Aqua America, Inc.

762 W. Lancaster Avenue

Bryn Mawr, Pennsylvania 19010-3489

(610) 527-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Mary J. Mullany

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, Pennsylvania 19103-7599

(215) 665-8500

Approximate date of commencement of proposed sale of the securities to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-4 (Registration No. 333-93243) filed by Aqua America, Inc. (formerly known as Philadelphia Suburban Corporation) (the “Registrant”) with the Securities and Exchange Commission on December 21, 1999 (the “Registration Statement”) to register 2,000,000 shares of its common stock, par value $0.50 per share (the “Common Stock”), and 500,000 shares of its preferred stock, par value $1.00 per share (the “Preferred Stock”). In accordance with the Registrant’s undertaking in Part II, Item 22(a)(3), the Registrant hereby amends the Registration Statement to deregister such shares of Common Stock and Preferred Stock previously registered that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania on December 23, 2015.

AQUA AMERICA, INC.

By:	/s/ Christopher Franklin
Christopher Franklin President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Christopher Franklin	President and Chief Executive Officer	December 23, 2015
Christopher Franklin

/s/ David P. Smeltzer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 23, 2015
David P. Smeltzer

/s/ Robert A. Rubin	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 23, 2015
Robert A. Rubin

/s/ Nicholas DeBenedictis	Chairman and Director	December 23, 2015
Nicholas DeBenedictis

	Director	December 23, 2015
Michael L. Browne

	Director	December 23, 2015
Richard H. Glanton

/s/ Lon R. Greenberg	Director	December 23, 2015
Lon R. Greenberg

/s/ William P. Hankowsky	Director	December 23, 2015
William P. Hankowsky

/s/ Wendell F. Holland	Director	December 23, 2015
Wendell F. Holland

	Director	December 23, 2015
Ellen T. Ruff